Exhibit 10.2

C-BOND SYSTEMS, INC.
2018 LONG-TERM INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

This Restricted Stock Award Agreement (this "Agreement") is made by and between C-Bond Systems, Inc., a [__________] corporation (the "Company"), and [_______________________] (the "Participant") effective as of [_______________________, 201___] (the "Grant Date"), pursuant to the terms and conditions of the C-Bond Systems, Inc. 2018 Long-Term Incentive Plan (the "Plan"), a copy of which previously has been made available to the Participant and the terms and provisions of which are incorporated by reference herein.
Whereas, the Company desires to grant to the Participant the shares of the Company's common stock, $_____ par value per share, specified herein (the "Shares"), subject to the terms and conditions of this Agreement; and
Whereas, the Participant desires to have the opportunity to hold the Shares subject to the terms and conditions of this Agreement.
Now, Therefore, in consideration of the premises, mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
1. Definitions.  For purposes of this Agreement, the following terms shall have the meanings indicated below:
(a) "Forfeiture Restrictions" means the prohibitions and restrictions set forth herein with respect to the sale or other disposition of the Shares issued to the Participant hereunder and the obligation to forfeit and surrender such Shares to the Company in accordance with the terms and conditions of the Plan and this Agreement.
(b) "Period of Restriction" means the period during which Restricted Shares are subject to Forfeiture Restrictions and during which Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered.
(c) "Restricted Shares" means the Shares that are subject to the Forfeiture Restrictions under this Agreement.
Capitalized terms not otherwise defined in this Agreement shall have the meanings given to such terms in the Plan.
Exhibit 10.2 -- Page 1

2. Grant of Restricted Shares.  Effective as of the Grant Date, the Company shall cause to be issued in the Participant's name [_________] shares of the Company's common stock, $____ par value, as Restricted Shares.  The Company shall cause certificates or electronic book entries evidencing the Restricted Shares, and any shares of Stock or rights to acquire shares of Stock distributed by the Company in respect of Restricted Shares during any Period of Restriction (the "Retained Distributions"), to be issued in the Participant's name.  During the Period of Restriction such electronic book entries and certificates shall bear a restrictive legend to the effect that ownership of such Restricted Shares (and any Retained Distributions), and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms, and conditions provided in the Plan and this Agreement.  The Participant shall have the right to vote the Restricted Shares awarded to the Participant and to receive and retain all regular dividends paid in cash or property (other than Retained Distributions), and to exercise all other rights, powers and privileges of a holder of shares of the Stock, with respect to such Restricted Shares, with the exception that (a) the Participant shall not be entitled to delivery of the stock certificate or certificates or electronic book entries representing such Restricted Shares until the Forfeiture Restrictions applicable thereto shall have expired, (b) the Company shall retain custody of all Retained Distributions made or declared with respect to the Restricted Shares (and such Retained Distributions shall be subject to the same restrictions, terms and conditions as are applicable to the Restricted Shares) until such time, if ever, as the Restricted Shares with respect to which such Retained Distributions shall have been made, paid, or declared shall have become vested, and such Retained Distributions shall not bear interest or be segregated in separate accounts and (c) the Participant may not sell, assign, transfer, pledge, exchange, encumber, or dispose of the Restricted Shares or any Retained Distributions during the Period of Restriction.  Upon issuance any certificates shall be delivered to such depository as may be designated by the Committee as a depository for safekeeping until the forfeiture of such Restricted Shares occurs or the Forfeiture Restrictions lapse, together with stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Shares and any securities constituting Retained Distributions which shall be forfeited in accordance with the Plan and this Agreement.  In accepting the award set forth in this Agreement the Participant accepts and agrees to be bound by all the terms and conditions of the Plan and this Agreement.
3. Transfer Restrictions.  The Shares awarded hereby may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of, to the extent then subject to the Forfeiture Restrictions.  Any such attempted sale, assignment, pledge, exchange, hypothecation, transfer, encumbrance or disposition in violation of this Agreement shall be void and the Company shall not be bound thereby.  Further, the Shares awarded hereby that are no longer subject to Forfeiture Restrictions may not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable securities laws.  The Participant also agrees that the Company may (a) refuse to cause the transfer of the Shares to be registered on the applicable stock transfer records of the Company if such proposed transfer would, in the opinion of counsel satisfactory to the Company, constitute a violation of any applicable securities law and (b) give related instructions to the transfer agent, if any, to stop registration of the transfer of the Shares.  The Shares granted hereby are registered with the Securities and Exchange Commission under a Registration Statement on Form S-8.  A Prospectus describing the Plan and the Shares is available from the Company.
Exhibit 10.2 -- Page 2

4. Vesting/Lapse of Period of Restriction.  The Restricted Shares awarded hereby are subject to the Forfeiture Restrictions.  The Forfeiture Restrictions will lapse as to the Restricted Shares as provided below.
(a) Vesting in General.  The Forfeiture Restrictions will lapse as to the Restricted Shares that are awarded hereby, and the Participant's right to sell or other dispose of the Restricted Shares shall vest in accordance with the following schedule, provided that the Participant's employment or other service relationship with the Company and its Affiliates has not terminated prior to the applicable lapse date set forth below:
Lapse Date	Cumulative Vested Percentage of Restricted Stock Award
First Anniversary of Grant Date
Second Anniversary of Grant Date
Third Anniversary of Grant Date
Fourth Anniversary of Grant Date
Fifth Anniversary of Grant Date

(b) Termination of Employment or Service for Any Reason.  Notwithstanding the vesting schedule set forth in Section 4(a), upon the Participant's termination of employment or other service relationship with the Company and its Affiliates for any reason during the applicable Period of Restriction, all non-vested shares of Restricted Shares then subject to Forfeiture Restrictions under this Agreement shall be immediately forfeited to the Company by the Participant and the Participant shall cease to have any rights of a stockholder with respect to such forfeited shares.  Upon any such forfeiture, all rights of the Participant to such forfeited shares of Restricted Shares shall cease and terminate, without any further obligation on the part of the Company.
(c) [Change of Control.  Notwithstanding the vesting schedule set forth in Section 4(a), in the event of a Change of Control, the Forfeiture Restrictions shall lapse and the Participant shall be 100% vested in all shares of Restricted Shares subject to this Agreement.]
(d) Issuance of Shares Upon Vesting.  Upon the lapse of the Forfeiture Restrictions with respect to Shares awarded hereby the Company shall cause to be delivered to the Participant a stock certificate or electronic book entry representing such Shares, and such Shares shall be transferable by the Participant (except to the extent that any proposed transfer would, in the opinion of counsel satisfactory to the Company, constitute a violation of applicable securities law).
Exhibit 10.2 -- Page 3

5. Capital Adjustments and Reorganizations.  The existence of the Restricted Shares shall not affect in any way the right or power of the Company or any company the stock of which is awarded pursuant to this Agreement to make or authorize any adjustment, recapitalization, reorganization or other change in its capital structure or its business, engage in any merger or consolidation, issue any debt or equity securities, dissolve or liquidate, or sell, lease, exchange or otherwise dispose of all or any part of its assets or business, or engage in any other corporate act or proceeding.
6. Tax Withholding.  To the extent that the receipt of the Restricted Shares or the lapse of any Forfeiture Restrictions results in income to the Participant for federal, state, local or foreign income, employment or other tax purposes with respect to which the Company or its subsidiaries or any other Affiliate has a withholding obligation, the Participant shall deliver to the Company at the time of such receipt or lapse, as the case may be, such amount of money as the Company or its subsidiaries or any other Affiliate may require to meet its obligation under applicable tax laws or regulations, and, if the Participant fails to do so, the Company or its subsidiaries or any other Affiliate is authorized to withhold from the Shares granted hereby or from any cash or stock remuneration then or thereafter payable to the Participant in any capacity any tax required to be withheld by reason of such resulting income, sufficient to satisfy the withholding obligation.  The Company shall have no obligation to deliver a stock certificate or electronic book entry for the Shares granted hereby on lapse of the Forfeiture Restrictions until the Company, a proper subsidiary or other Affiliate has received payment sufficient to cover the withholding tax obligations described in this section.
7. Section 83(b) Election.  The Participant shall not exercise the election permitted under section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to the Restricted Shares without the prior written approval of the Chief Financial Officer of the Company.  If the Chief Financial Officer of the Company permits the election, the Participant shall timely pay the Company the amount necessary to satisfy the Company's attendant tax withholding obligations, if any.
8. No Fractional Shares.  All provisions of this Agreement concern whole shares.  If the application of any provision hereunder would yield a fractional share, such fractional share shall be rounded down to the next whole share if it is less than 0.5 and rounded up to the next whole share if it is 0.5 or more.
9. Employment or Service Relationship. For purposes of this Agreement, the Participant shall be considered to be in the employment of, or service to, the Company and its Affiliates as long as the Participant has an employment or service relationship with the Company and its Affiliates. The Committee shall determine any questions as to whether and when there has been a termination of such employment or service relationship, and the cause of such termination, for purposes of the Plan and the Committee's determination shall be final and binding on all persons.
Exhibit 10.2 -- Page 4

10. Not an Employment or Service Agreement. This Agreement is not an employment or service agreement, and no provision of this Agreement shall be construed or interpreted to create an employment or other service relationship between the Participant and the Company or any Affiliate, to guarantee the right to remain employed by or in the service of the Company or any Affiliate for any specified term or require the Company or any Affiliate to employ or utilize the services of the Participant for any period of time.
11. Legend.  The Participant consents to the placing on the certificate or electronic book entry for the Shares an appropriate legend restricting resale or other transfer of the Shares except in accordance with all applicable securities laws and rules thereunder.
12. Notices.  Any notice, instruction, authorization, request, demand or other communications required hereunder shall be in writing, and shall be delivered either by personal delivery, by telecopy or similar facsimile means, by certified or registered mail, return receipt requested, or by courier or delivery service, addressed to the Company at the Company's principal business office and addressed to the attention of the Committee and to the Participant at the Participant's residential address indicated in the records of the Company, or at such other address and number as a party shall have previously designated by written notice given to the other party in the manner hereinabove set forth.  Notices shall be deemed given when received, if sent by facsimile means (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by facsimile means); and when delivered (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by express courier or delivery service, or sent by certified or registered mail, return receipt requested.
13. Amendment and Waiver.  Except as otherwise provided herein or in the Plan or as necessary to implement the provisions of the Plan, this Agreement may be amended, modified or superseded only by written instrument executed by the Company and the Participant.  Only a written instrument executed and delivered by the party waiving compliance hereof shall waive any of the terms or conditions of this Agreement.  Any waiver granted by the Company shall be effective only if executed and delivered by a duly authorized executive officer of the Company other than the Participant.  The failure of any party at any time or times to require performance of any provisions hereof shall in no manner affect the right to enforce the same.  No waiver by any party of any term or condition, or the breach of any term or condition contained in this Agreement, in one or more instances, shall be construed as a continuing waiver of any such condition or breach, a waiver of any other condition, or the breach of any other term or condition.
14. Dispute Resolution.  In the event of any difference of opinion concerning the meaning or effect of the Plan or this Agreement, such difference shall be resolved by the Committee.
15. Governing Law and Severability.  The validity, construction and performance of this Agreement shall be governed by the laws of the State of [_______________], excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.  The invalidity of any provision of this Agreement shall not affect any other provision of this Agreement, which shall remain in full force and effect.
Exhibit 10.2 -- Page 5

16. Headings.  Headings of Sections are included for convenience of reference only and do not constitute part of this Agreement and shall not be used in construing the terms and provisions of this Agreement.
17. Gender and Number.  If the context requires, words of one gender when used in this Agreement will include the other genders, and words used in the singular or plural will include the other.
18. Successors and Assigns.  Subject to the limitations which this Agreement imposes upon the transferability of the Shares awarded hereby, this Agreement shall bind, be enforceable by and inure to the benefit of the Company and its successors and assigns, and the Participant, the Participant's permitted assigns, executors, administrators, agents, legal and personal representatives.
19. Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be an original for all purposes but all of which taken together shall constitute but one and the same instrument.
Exhibit 10.2 -- Page 6

In Witness Whereof, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and the Participant has executed this Agreement, all effective as of the date first above written.
C-BOND SYSTEMS, INC.

By:  ___________________________________
Name:  ____________________________
 Title:  _____________________________

PARTICIPANT:

Name:  _________________________

Exhibit 10.2 -- Page 7

Irrevocable Stock Power
Know all men by these presents, that the undersigned, For Value Received, has bargained, sold, assigned and transferred and by these presents does bargain, sell, assign and transfer unto the Secretary of C-Bond Systems, Inc., a [__________] corporation (the "Company"), the Shares transferred pursuant to the Restricted Stock Award Agreement dated effective [______________________, 201___], between the Company and the undersigned; and subject to and in accordance with such Restricted Stock Award Agreement the undersigned does hereby constitute and appoint the Secretary of the Company the undersigned's true and lawful attorney, IRREVOCABLY, to sell, assign, transfer, hypothecate, pledge and make over all or any part of such Shares and for that purpose to make and execute all necessary acts of assignment and transfer thereof, and to substitute one or more persons with like full power, hereby ratifying and confirming all that said attorney or his substitutes shall lawfully do by virtue hereof.
In Witness Whereof, the undersigned has executed this Irrevocable Stock Power effective the ______ day of __________________, 201____.

Name:  ________________________

Exhibit 10.2 -- Page 8